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          SECURITIES  AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549



                          FORM 8-K


                   CURRENT REPORT PURSUANT
                TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934


             Date of report:  June 3, 1996



                     UNOCAL CORPORATION
                     ------------------

   (Exact name of registrant as specified in its charter)




                                    Delaware
- -----------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



            1-8483                                    95-3825062
- -----------------------------------------------------------------------------
    (Commission File Number)             (I.R.S. Employer Identification No.)





2141 Rosecrans Avenue, Suite 4000,  El Segundo, California      90245
- -----------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)


                                 (310) 726-7718
- -----------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

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ITEM 5.   OTHER EVENTS


On June 3, 1996, the following news release was issued:





                     UNOCAL SEES STRONG EARNINGS; DOWNSTREAM
                     ---------------------------------------

                         MARGINS, COMMODITY PRICES CITED
                         -------------------------------


         Brea, Calif., June 3, 1996 -- All of Unocal Corporation's business segments are meeting or exceeding the company's key financial targets, Roger C. Beach, Unocal chairman and chief executive officer, told stockholders at the company's annual meeting here today.


         "I expect that our adjusted six months' earnings will be approximately equal to our full year adjusted 1995 results," Beach said, citing improvements in operations.


         "We have seen a sharp improvement in the performance of the 76 Products Company over the first quarter. Refining and marketing margins have risen dramatically during this quarter, and gasoline sales volumes are strong," Beach said.


         The company's reformatted stations, which incorporate new convenience stores and car washes, are averaging a 40 percent improvement in gasoline volumes versus the same site before the rebuild.


         Unocal's natural gas production continues to be strong, while prices for both crude oil and natural gas are up substantially, compared with 1995.


         Beach also said that Unocal's agricultural products business units are enjoying another strong year with high fertilizer prices and production.


         "While our overall results have obviously been helped by strong commodity prices and improved downstream margins, our ongoing initiatives to


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improve  performance and maintain high production rates and sales volumes are an important factor in the improved earnings," Beach said.


         The company's adjusted earnings were $1.06 per common share in 1995. In the first quarter 1996, the company earned 45 cents per common share, excluding special items.


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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      UNOCAL CORPORATION
                                      ------------------
                                        (Registrant)






                                 by:  /s/ CHARLES S. MCDOWELL
                                      -----------------------
                                      (Charles S. McDowell,
                                       Vice President and Comptroller)






Date:  June 4, 1996


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